                                                                  Exhibit 99.6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Tyco Capital Holding, Inc.

    In our opinion, the accompanying consolidated balance sheet as of September 30, 2001 and the related consolidated statements of income, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Tyco Capital Holding, Inc. and its subsidiaries at September 30, 2001, and the results of their operations and their cash flows for the period from October 13, 2000 (date of inception) through September 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York
May 10, 2002

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 2001
                                 (IN MILLIONS)

ASSETS
Financing and leasing assets:
  Finance receivables.......................................   $31,879.4
  Reserve for credit losses.................................      (492.9)
                                                               ---------
  Net finance receivables...................................    31,386.5
  Operating lease equipment, net............................     6,402.8
  Finance receivables held for sale.........................     2,014.9
Cash and cash equivalents...................................       808.0
Receivables from affiliates.................................       362.7
Goodwill, net...............................................     6,547.5
Other assets................................................     3,930.0
                                                               ---------
TOTAL ASSETS................................................   $51,452.4
                                                               =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Debt:
  Commercial paper..........................................   $ 8,869.2
  Variable-rate senior notes................................     9,614.6
  Fixed-rate senior notes...................................    17,113.9
  Subordinated fixed-rate notes.............................       100.0
  Notes payable to affiliate................................     5,000.0
                                                               ---------
Total debt..................................................    40,697.7
Credit balances of factoring clients........................     2,392.9
Payables to affiliates......................................        17.3
Accrued liabilities and payables............................     2,136.9
                                                               ---------
TOTAL LIABILITIES...........................................    45,244.8
                                                               ---------

Commitments and Contingencies (Note 17)

Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company............................................       260.0
Shareholder's Equity:
  Parent company investment.................................     5,842.6
  Retained earnings.........................................       181.8
  Accumulated other comprehensive loss......................       (76.8)
                                                               ---------
TOTAL SHAREHOLDER'S EQUITY..................................     5,947.6
                                                               ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..................   $51,452.4
                                                               =========

                See Notes to Consolidated Financial Statements.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF INCOME

                FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 2000)

                           THROUGH SEPTEMBER 30, 2001

                                 (IN MILLIONS)

INCOME STATEMENT

FINANCE INCOME..............................................   $1,676.5
Interest expense............................................      597.1
                                                               --------
Net finance income..........................................    1,079.4
Depreciation on operating lease equipment...................      448.6
                                                               --------
Net finance margin..........................................      630.8
Provision for credit losses.................................      116.1
                                                               --------
Net finance margin after provision for credit losses........      514.7
Other revenue...............................................      335.1
                                                               --------
OPERATING MARGIN............................................      849.8
                                                               --------
Salaries and general operating expenses.....................      348.6
Intercompany interest expense, net..........................       98.8
Goodwill amortization.......................................       59.8
                                                               --------
OPERATING EXPENSES..........................................      507.2
                                                               --------
Income before provision for income taxes....................      342.6
Provision for income taxes..................................     (157.1)
Minority interest in subsidiary trust holding solely
  debentures of the Company.................................       (3.6)
                                                               --------
NET INCOME..................................................   $  181.9
                                                               ========

                See Notes to Consolidated Financial Statements.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY

                FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 2000)

                           THROUGH SEPTEMBER 30, 2001

                                 (IN MILLIONS)

                                                                               ACCUMULATED
                                                        PARENT                    OTHER           TOTAL
                                                       COMPANY     RETAINED   COMPREHENSIVE   SHAREHOLDER'S
                                                      INVESTMENT   EARNINGS       LOSS           EQUITY
                                                      ----------   --------   -------------   -------------
Inception (October 13, 2000)........................  $      --    $     --      $    --        $      --
Net income..........................................                  181.9                         181.9
Cash dividends......................................                   (0.1)                         (0.1)
Foreign currency translation adjustments............                               (13.4)           (13.4)
Change in fair values of derivatives
  qualifying as cash flow hedges....................                               (63.4)           (63.4)
                                                                                                ---------
Total comprehensive income..........................                                                105.0
Tax benefit on stock transactions...................       39.4                                      39.4
Capital contribution from Parent....................    5,803.2          --           --          5,803.2
                                                      ---------    --------      -------        ---------
SEPTEMBER 30, 2001..................................  $ 5,842.6    $  181.8      $ (76.8)       $ 5,947.6
                                                      =========    ========      =======        =========

                See Notes to Consolidated Financial Statements.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 2000)

                           THROUGH SEPTEMBER 30, 2001

                                 (IN MILLIONS)

CASH FLOWS FROM OPERATIONS:
Net income..................................................  $   181.9
Adjustments to reconcile net income to net cash flows used
  for operations:
  Provision for credit losses...............................      116.1
  Depreciation and amortization.............................      521.3
  Provision for deferred federal income taxes...............      125.7
  Gains on equipment, receivable and investment sales.......     (119.1)
  Decrease in accrued liabilities and payables..............     (346.3)
  Increase in other assets..................................     (473.5)
  Other.....................................................      (67.3)
                                                              ---------
Net cash flows used for operations..........................      (61.2)
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Loans extended..............................................  (15,493.1)
Collections on loans........................................   12,750.6
Proceeds from asset and receivable sales....................    5,213.0
Purchases of assets to be leased............................     (756.9)
Net decrease in short-term factoring receivables............     (471.2)
Purchase of common shares of Parent for CIT acquisition.....   (2,500.0)
Cash paid for acquisitions (net of cash acquired of
  $2,156.4).................................................     (359.2)
Other.......................................................        3.2
                                                              ---------
Net cash flows used for investing activities................   (1,613.6)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of variable and fixed rate
  notes.....................................................    1,000.0
Repayments of variable and fixed-rate notes.................   (3,272.2)
Net decrease in commercial paper............................   (1,007.8)
Net repayments of non-recourse leveraged lease debt.........      (26.6)
Receivables from affiliates.................................      (67.6)
Proceeds from debt issued to Tyco...........................    5,000.0
Capital contributions from Parent...........................      857.0
                                                              ---------
Net cash flows provided by financing activities.............    2,482.8
                                                              ---------
Net increase in cash and cash equivalents...................      808.0
Cash and cash equivalents, beginning of period..............         --
                                                              ---------
Cash and cash equivalents, end of period....................  $   808.0
                                                              =========

                See Notes to Consolidated Financial Statements.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The consolidated financial statements of Tyco Capital Holding, Inc., a Nevada corporation ("TCH"), included herein reflect the consolidated results of TCH, since its inception on October 13, 2000, plus the results of CIT Group Inc. ("CIT") and its subsidiaries since its acquisition by TCH on June 1, 2001.

    CIT is presently organized as a Nevada corporation and is a direct, wholly-owned subsidiary of TCH, which is a direct wholly-owned subsidiary of Tyco Capital Ltd., a Bermuda company. All of these entities are indirect, wholly-owned subsidiaries of Tyco. Prior to the closing of this offering, Tyco will effectuate a restructuring whereby CIT will merge with and into TCH, and that combined entity will further merge with and into CIT Group Inc. (Del), a Delaware corporation. In connection with the reorganization, CIT Group Inc.
(Del) will be renamed CIT Group Inc. As a result of the reorganization, CIT Group Inc. will be domiciled in Delaware and will be the successor to CIT's business, operations, obligations and SEC registration.

    In connection with the reorganization and mergers described above, CIT Group Inc. (Nevada) is reflected in the Consolidated Financial Statements of TCH, as CIT Group Inc. (Nevada) is a wholly-owned subsidiary of TCH. The Delaware company has had no operations and nominal financial activity and will be used solely for the purpose of the reincorporation of CIT Group Inc. (Nevada). TCH was incorporated in October 2000 and its only activity has been in connection with its capacity as the holding company for the acquisition of CIT by Tyco on June 1, 2001. TCH has not acted as an operating company and immediately prior to the reorganization will have nominal assets and liabilities, other than its investment in CIT. TCH's stand-alone historical financial activity is comprised of intercompany debt payable to an affiliate of Tyco and interest expense related to the acquisition of CIT, and TCH also facilitated the delivery of Tyco common shares on redemption of CIT Exchangeco Inc. shares. All of the activity of TCH will be unwound through a capital contribution from Tyco prior to the reorganization discussed above and TCH's balance sheet will have nominal balances. The ongoing operations of the registrant will effectively be comprised of the existing operations of CIT.

    CIT (formerly known as Tyco Capital Corporation and previously The CIT Group, Inc.) is a diversified finance company engaging in vendor, equipment, commercial, consumer and structured financing and leasing activities. CIT operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

    The Consolidated Financial Statements include the results of TCH and its subsidiaries and have been prepared in United States dollars, unless indicated otherwise, in accordance with generally accepted accounting principles in the United States. On June 1, 2001, CIT was acquired by TCH in a purchase business combination (see Note 2). Tyco International Ltd. and its subsidiaries, excluding TCH and its subsidiaries, are referred to herein as the "Parent" or "Tyco." In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco plus related purchase accounting adjustments have been "pushed down" and recorded in CIT's financial statements for the periods after June 1, 2001, resulting in a new basis of accounting for the period beginning June 2, 2001. As of the acquisition date, assets and liabilities were recorded at estimated fair value in the CIT financial statements. Any resulting premiums or discounts are being accreted or amortized on a level yield basis over the remaining estimated lives of the corresponding assets or liabilities.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    On February 11, 2002, CIT repurchased certain international subsidiaries that had previously been sold to an affiliate of Tyco on September 30, 2001. The reacquisition of these subsidiaries has been accounted for as a merger of entities under common control. Accordingly, the balances contained within the financial statements and footnotes include the results of operations, financial position and cash flows of the international subsidiaries repurchased from Tyco for all periods presented.

    CIT consolidates companies in which it owns or controls more than fifty percent of the voting shares unless control is likely to be temporary. All significant intercompany transactions have been eliminated. Prior period amounts have been reclassified to conform to the current presentation.

FINANCING AND LEASING ASSETS

    CIT provides funding for a variety of financing arrangements, including term loans, lease financing and operating leases. The amounts outstanding on loans and leases are referred to as finance receivables and, when combined with finance receivables held for sale, net book value of operating lease equipment, and certain investments, represent financing and leasing assets.

    At the time of designation for sale, securitization or syndication by management, assets are classified as finance receivables held for sale. These assets are carried at the lower of aggregate cost or market value.

INCOME RECOGNITION

    Finance income includes interest on loans, the accretion of income on direct financing leases, and rents on operating leases. Related origination and other nonrefundable fees and direct origination costs are deferred and amortized as an adjustment of finance income over the contractual life of the transactions. Income on finance receivables other than leveraged leases is recognized on an accrual basis commencing in the month of origination using methods that generally approximate the interest method. Leveraged lease income is recognized on a basis calculated to achieve a constant after-tax rate of return for periods in which CIT has a positive investment in the transaction, net of related deferred tax liabilities. Rental income on operating leases is recognized on an accrual basis.

    The accrual of finance income on commercial finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. Given the nature of revolving credit facilities, including those combined with term loan facilities (advances and interest accruals increase revolving loan balances and payments reduce revolving loan balances), the placement of revolving credit facilities on non-accrual status includes the review of other qualitative and quantitative credit-related factors, and generally does not result in the reversal of significant amounts of accrued interest. To the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date an account is placed on non-accrual status is reversed and charged against income. Subsequent interest received is applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status. The accrual of finance income on consumer loans is suspended, and all previously accrued but uncollected income is reversed, when payment of principal and/or interest on consumer finance receivables is contractually delinquent for 90 days or more.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Other revenue includes the following: (1) factoring commissions,
(2) commitment, facility, letters of credit and syndication fees, (3) servicing fees and (4) gains and losses from the sales of leasing equipment, venture capital investments and sales and securitizations of finance receivables.

LEASE FINANCING

    Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual values less unearned finance income. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Equipment acquired in satisfaction of loans and subsequently placed on operating lease is recorded at the lower of carrying value or estimated fair value when acquired. Lease receivables include leveraged leases, for which a major portion of the funding is provided by third party lenders on a nonrecourse basis, with CIT providing the balance and acquiring title to the property. Leveraged leases are recorded at the aggregate value of future minimum lease payments plus estimated residual value, less nonrecourse third party debt and unearned finance income. Management performs periodic reviews of the estimated residual values with impairment, other than temporary, recognized in the current period.

RESERVE FOR CREDIT LOSSES ON FINANCE RECEIVABLES

    The consolidated reserve for credit losses is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of past due loans and non-performing assets. Changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the consolidated reserve for credit losses. In management's judgment the consolidated reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

CHARGE-OFF OF FINANCE RECEIVABLES

    Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower's financial condition and the value of underlying collateral and guarantees (including recourse to dealers and manufacturers). Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken at the time collection efforts are deemed no longer useful. Charge-offs are recorded on consumer and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as increases to the reserve for credit losses.

IMPAIRED LOANS

    Impaired loans include any loan transaction, outside of homogeneous pools of loans, that is placed on non-accrual status or any troubled debt restructuring. Such loans are subject to periodic individual review by CIT's Asset Quality Review Committee ("AQR"). The AQR, which is comprised of members of senior management, reviews overall portfolio performance, as well as individual accounts meeting certain credit risk grading parameters. Excluded from impaired loans are: 1) certain individual small-dollar, commercial non-accrual loans for which the collateral value supports the outstanding balance and the continuation of earning status, 2) consumer loans, which are subject to automatic charge-off

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) procedures, and 3) short-term factoring customer receivables, generally having terms of no more than 30 days. Loan impairment is defined as any shortfall between the estimated value and the recorded investment in the loan, with the estimated value determined using the fair value of the collateral if the loan is collateral dependent, or the present value of expected future cash flows discounted at the loan's effective interest rate.

LONG-LIVED ASSETS

    A review for impairment of long-lived assets, such as operating lease equipment, is performed at least annually and whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

GOODWILL AND OTHER IDENTIFIED INTANGIBLES

    Goodwill represents the excess of the purchase price over the estimated fair value of identifiable assets acquired, less the estimated fair value of liabilities assumed from business combinations. Goodwill and other intangible assets are amortized from the date of acquisition on a straight-line basis over estimated lives ranging from 5 to 40 years. CIT implemented Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," on October 1, 2001. See "ACCOUNTING PRONOUNCEMENTS" in Note 1 for more information on SFAS No. 142.

SECURITIZATIONS

    Pools of assets are originated and sold to independent trusts which, in turn, issue securities to investors backed by the asset pools. CIT retains the servicing rights and participates in certain cash flows from the pools. The present value of expected net cash flows (after payment of principal and interest to certificate and/or note holders and credit-related disbursements) that exceeds the estimated cost of servicing is recorded at the time of sale as a "retained interest." Retained interests in securitized assets are included in other assets and classified as available-for-sale securities under SFAS 115. CIT, in its estimation of those net cash flows and retained interests, inherently employs a variety of financial assumptions, including loan pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both CIT's historical experience, market trends and anticipated performance relative to the particular assets securitized. Subsequent to the recording of retained interests, CIT reviews such values quarterly. Fair values of retained interests are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates and are then compared to the respective carrying values. Losses, representing the excess of carrying value over estimated current fair value, are recorded as an impairment charge
($13.8 million for the period from inception through September 30, 2001). Unrealized gains are not credited to current earnings but are reflected in shareholder's equity as part of other comprehensive income.

    During September 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities--a replacement of FASB Statement No. 125." SFAS No. 140 is effective for transfers and

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of this standard did not have a material effect on the accounting for, or the structure of, CIT's securitization transactions.

OTHER ASSETS

    Assets received in satisfaction of loans are carried at the lower of carrying value or estimated fair value less selling costs, with write-downs at the time of receipt recognized by recording a charge-off. Subsequent write-downs of such assets, which may be required due to a decline in estimated fair market value after receipt, are reflected in general operating expenses.

    Realized and unrealized gains (losses) on marketable equity securities included in CIT's venture capital investment companies are included directly in operations. Unrealized gains and losses, representing the difference between carrying value and estimated current fair market value, for all other debt and marketable equity securities are recorded in other comprehensive income, a separate component of equity.

    Investments in joint ventures are accounted for using the equity method, whereby the investment balance is carried at cost and adjusted for the proportionate share of undistributed earnings or losses. Unrealized intercompany profits and losses are eliminated until realized, as if the joint venture were consolidated.

    Investments in debt and equity securities of non-public companies are carried at cost. These valuations are periodically reviewed and a write-down is recorded if a decline in value is considered other than temporary. Gains and losses are recognized upon sale or write-down of these investments as a component of other revenues.

DERIVATIVE FINANCIAL INSTRUMENTS

    CIT uses interest rate, currency swaps and foreign exchange forward contracts as part of a worldwide market risk management program to hedge against the effects of future interest rate and currency fluctuations. CIT does not enter into derivative financial instruments for trading or speculative purposes.

    In accordance with SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," derivative instruments are recognized in the balance sheet at their fair values, and changes in fair values are recognized immediately in earnings unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in accumulated other comprehensive income as a separate component of equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in current earnings. Amounts accumulated in other comprehensive income are reclassified to earnings in the same period that the hedged transaction impacts earnings.

    The net interest differential, including premiums paid or received, if any, on interest rate swaps, is recognized on an accrual basis as an adjustment to finance income or as interest expense to correspond with the hedged position. In the event that early termination of a derivative instrument occurs, the gain or loss remains in accumulated other comprehensive income until the hedged transaction is recognized in earnings.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CIT utilizes foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency in such instances that local borrowings are not cost effective or available. CIT also utilizes foreign exchange forward contracts to hedge its net investments in foreign operations. These instruments are designated as hedges and resulting gains and losses are reflected in accumulated other comprehensive income as a separate component of equity.

STOCK-BASED COMPENSATION

    Certain employees have been granted stock options for Tyco common shares. Stock option awards are accounted for in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, no compensation expense is recognized for stock options issued. Compensation expense associated with restricted stock awards is recognized over the associated vesting periods.

FOREIGN CURRENCY TRANSLATION

    CIT has operations in Canada, Europe and other countries outside the United States. The functional currency for these foreign operations is the local currency. The value of the assets and liabilities of these operations is translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rates effective during the year. The resulting foreign currency translation gains and losses, as well as offsetting gains and losses on hedges of net investments in foreign operations, are reflected in accumulated other comprehensive (loss) income.

INCOME TAXES

    Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

CONSOLIDATED STATEMENTS OF CASH FLOWS

    Cash and cash equivalents includes cash and interest-bearing deposits, which generally represent overnight money market investments of excess cash borrowed in the commercial paper market and maintained for liquidity purposes. Cash inflows and outflows from commercial paper borrowings and most factoring receivables are presented on a net basis in the Statements of Cash Flows, as their original term is generally less than 90 days.

OTHER COMPREHENSIVE INCOME

    Other comprehensive income includes unrealized gains on securitization retained interests, foreign currency translation adjustments pertaining to both the net investment in foreign operations and the related derivatives designated as hedges of such investments and commencing January 1, 2001, the changes in fair values of derivative instruments designated as hedges of future cash flows.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. In addition, companies are required to review goodwill and intangible assets reported in connection with prior acquisitions, possibly disaggregate and report separately previously identified intangible assets and possibly reclassify certain intangible assets into goodwill. SFAS No. 142 establishes new guidelines for accounting for goodwill and other intangible assets. CIT implemented the provisions of SFAS No. 142 on October 1, 2001. Since adoption, existing goodwill is no longer amortized but instead will be assessed for impairment at least annually. CIT is currently determining the impact of adopting this standard under the transition provisions of SFAS No. 142. Goodwill amortization expense for the period from inception through September 30, 2001 was $59.8 million.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. CIT is currently assessing the impact of this new standard.

    In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. CIT is currently assessing the impact of this new standard.

NOTE 2--ACQUISITION OF CIT GROUP INC.

    The purchase price paid by TCH on behalf of Tyco for CIT plus related purchase accounting adjustments was valued at approximately $9.5 billion and consisted of the following: the issuance of approximately 133.0 million Tyco common shares valued at $6,650.5 million on June 1, 2001 in exchange for approximately 73% of the outstanding CIT common stock (including exchangeable shares of CIT Exchangeco, Inc.); the payment of $2,486.4 million in cash to Dai-Ichi Kangyo Bank, Limited ("DKB") on June 1, 2001 for approximately 27% of the outstanding CIT common stock; options for Tyco common shares valued at $318.6 million issued in exchange for CIT stock options; and $29.2 million in acquisition-related costs incurred by Tyco. In addition, $22.3 million in acquisition-related costs incurred by Tyco were paid and have been reflected in CIT's equity as an additional capital contribution. The purchase of the CIT common stock held by DKB, which was contingent upon the satisfication of the conditions of the merger, took place immediately prior to the closing of the merger on June 1, 2001.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 2--ACQUISITION OF CIT GROUP INC. (CONTINUED)

    CIT recorded acquired assets and liabilities at their estimated fair value. Approximately, $4.7 billion of goodwill and other intangible assets were recorded, which represents the excess of the transaction purchase price over the fair value of net assets acquired and purchase accounting liabilities established which result in additional liabilities. Fair value estimates are subject to future adjustment when appraisals or other valuation data are obtained or when restructuring plans are committed to or finalized. Such liabilities would be recorded as additional purchase accounting adjustments.

    In conjunction with the Tyco acquisition, work force reduction and exit plans were formulated. As of September 30, 2001, 671 employees have been terminated, or have been identified for and notified of early termination. In all cases, the benefit arrangements have been announced to these employees.

    The following table summarizes purchase accounting liabilities recorded in connection with the Tyco acquisition ($ in millions).

                                                 SEVERANCE             OTHER         TOTAL
                                            --------------------   --------------   --------
                                            NUMBER OF
                                            EMPLOYEES   RESERVE       RESERVE       RESERVE
                                            ---------   --------   --------------   --------
Reserves established......................     671       $ 45.8        $ 55.9        $101.7
Fiscal 2001 utilization...................    (408)       (20.2)        (51.5)        (71.7)
                                              ----       ------        ------        ------
Ending balance at September 30, 2001......     263       $ 25.6        $  4.4        $ 30.0
                                              ====       ======        ======        ======

    The severance reserve established was primarily related to corporate administrative personnel in North America. The other reserve established of $55.9 million consists primarily of acquisition-related costs incurred by Tyco. Remaining reserves, not included in the previous table, from acquisitions in prior periods totaled $3.0 million at September 30, 2001.

NOTE 3--FINANCE RECEIVABLES

    The following table presents the breakdown of finance receivables by loans and lease receivables ($ in millions).

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                              ----------------
Loans.......................................................     $23,590.9
Leases......................................................       8,288.5
                                                                 ---------
  Finance receivables.......................................     $31,879.4
                                                                 =========

    Included in lease receivables at September 30, 2001 are leveraged lease receivables of $1.0 billion. Leveraged lease receivables exclude the portion funded by third party non-recourse debt payable of $2.4 billion at September 30, 2001.

    At September 30, 2001, finance receivables exclude $10.1 billion of finance receivables previously securitized and still managed by CIT.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 3--FINANCE RECEIVABLES (CONTINUED)
    The following table sets forth the contractual maturities of finance receivables ($ in millions).

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                            --------------------
                                                             AMOUNT     PERCENT
                                                            ---------   --------
Due within one year.......................................  $14,212.6     44.6%
Due within one to two years...............................    5,233.5     16.4
Due within two to four years..............................    4,515.2     14.2
Due after four years......................................    7,918.1     24.8
                                                            ---------    -----
  Total...................................................  $31,879.4    100.0%
                                                            =========    =====

    Non-performing assets reflect both finance receivables on non-accrual status (primarily loans that are ninety days or more delinquent) and assets received in satisfaction of loans (repossessed assets). The following table sets forth the information regarding total non-performing assets ($ in millions):

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                              ----------------
Non-accrual finance receivables.............................       $851.6
Assets received in satisfaction of loans....................        118.1
                                                                   ------
  Total non-performing assets...............................       $969.7
                                                                   ======

Percentage of finance receivables...........................         3.04%
                                                                   ======

    At September 30, 2001, the recorded investment in impaired loans totaled $555.3 million, with corresponding specific reserve for credit loss allocations of $122.3 million, included in the reserve for credit loss. The average monthly recorded investment in impaired loans was $485.2 million for the period from inception through September 30, 2001. After being classified as impaired, there was no finance income recognized on these loans during the period from inception through September 30, 2001. The amount of finance income that would have been recorded under contractual terms for impaired loans would have been $20.5 million for the period from inception through September 30, 2001.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 4--RESERVE FOR CREDIT LOSSES

    The following table presents changes in the reserve for credit losses ($ in millions).

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
Balance, beginning of period................................     $    --
Balance assumed in connection with the acquisition of CIT...       462.7
                                                                 -------

Provision for credit losses.................................       116.1
Reserves relating to dispositions, acquisitions, other......         0.9
                                                                 -------
  Additions to the reserve for credit losses................       117.0
                                                                 -------

Finance receivables charged-off.............................       (90.6)
Recoveries on finance receivables previously charged-off....         3.8
                                                                 -------
  Net credit losses.........................................       (86.8)
                                                                 -------
Balance, end of period......................................     $ 492.9
                                                                 =======
Reserve for credit losses as a percentage of finance
  receivables...............................................        1.55%
                                                                 =======

NOTE 5--OPERATING LEASE EQUIPMENT

    The following table provides an analysis of the net book value of operating lease equipment by equipment type at September 30, 2001 ($ in millions).

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                              ----------------
Commercial aircraft.........................................      $2,017.2
Railcars and locomotives....................................       1,242.5
Communications..............................................         799.5
Information technology......................................         702.1
Business aircraft...........................................         359.6
Manufacturing...............................................         315.7
Other.......................................................         966.2
                                                                  --------
  Total.....................................................      $6,402.8
                                                                  ========

    Included in the preceding table is equipment not currently subject to lease agreements of $247.2 million at September 30, 2001.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 5--OPERATING LEASE EQUIPMENT (CONTINUED)

    Rental income on operating leases, which is included in finance income, totaled $0.6 billion for the period from inception through September 30, 2001. The following table presents future minimum lease rentals on non-cancelable operating leases as of September 30, 2001. Excluded from this table are variable rentals calculated on the level of asset usage, re-leasing rentals, and expected sales proceeds from remarketing operating lease equipment at lease expiration, all of which are components of operating lease profitability ($ in millions).

YEARS ENDED SEPTEMBER 30,                                    AMOUNT
-------------------------                                   --------
2002......................................................  $1,399.2
2003......................................................     881.4
2004......................................................     457.1
2005......................................................     245.9
2006......................................................     155.0
Thereafter................................................     365.4
                                                            --------
  Total...................................................  $3,504.0
                                                            ========

NOTE 6--CONCENTRATIONS

    The following table summarizes the geographic and industry compositions of financing and leasing portfolio assets at September 30, 2001 ($ in millions):

                                                         AT SEPTEMBER 30, 2001
                                                         ----------------------
                                                           AMOUNT      PERCENT
                                                         ----------   ---------
North America:
  Northeast............................................  $ 9,117.9       22.4%
  West.................................................    7,561.7       18.6
  Midwest..............................................    6,957.3       17.0
  Southeast............................................    5,505.4       13.5
  Southwest............................................    4,708.1       11.6
  Canada...............................................    1,952.4        4.8
                                                         ---------      -----
Total North America....................................   35,802.8       87.9
Other foreign..........................................    4,926.4       12.1
                                                         ---------      -----
  Total................................................  $40,729.2      100.0%
                                                         =========      =====

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 6--CONCENTRATIONS (CONTINUED)

                                                         AT SEPTEMBER 30, 2001
                                                         ----------------------
                                                           AMOUNT      PERCENT
                                                         ----------   ---------
Manufacturing(1) (no industry greater than 3.6%).......  $ 8,442.2       20.7%
Retail(2)..............................................    5,020.9       12.3
Commercial airlines....................................    3,412.3        8.4
Home mortgage..........................................    2,760.2        6.8
Transportation(3)......................................    2,675.8        6.6
Construction equipment.................................    2,273.7        5.6
Services...............................................    1,755.3        4.3
Wholesaling............................................    1,435.7        3.5
Communications.........................................    1,590.3        3.9
Other (no industry greater than 2.7%)..................   11,362.8       27.9
                                                         ---------      -----
  Total................................................  $40,729.2      100.0%
                                                         =========      =====

------------------------------

(1) Includes manufacturers of textiles and apparel, industrial machinery and equipment, electrical and electronic equipment and other industries.

(2)  Includes retailers of apparel (4.9%) and general merchandise (3.3%).

(3) Includes rail, bus, over-the-road trucking industries and business aircraft.

NOTE 7--INVESTMENTS IN EQUITY SECURITIES

   Investments in equity securities designated as available for sale totaled $972.6 million at September 30, 2001 and are included in other assets in the Consolidated Balance Sheet.

    Included in CIT's investments in equity securities are retained interests in commercial securitized assets of $843.6 million and consumer securitized assets of $126.5 million at September 30, 2001. Retained interests include interest-only strips, retained subordinated securities, and cash reserve accounts related to securitizations. The carrying value of the retained interests in securitized assets is reviewed quarterly for valuation impairment.

    The securitization programs cover a wide range of products and collateral types with significantly different prepayment and credit risk characteristics. The prepayment speed, in the tables below, is based on Constant Prepayment Rate ("CPR") which expresses payments as a function of the declining amount of loans at a compound annual rate. Expected credit losses are based upon annual loss rates.

    The key economic assumptions used in measuring the retained interests at the date of securitization for transactions completed during 2001 were as follows:

                                                                  COMMERCIAL
                                                                   EQUIPMENT
                                                              -------------------
Prepayment speed............................................         6.98%--56.74%
Expected credit losses......................................         0.00%-- 6.14%
Weighted average discount rate..............................         9.00%--16.00%
Weighted average life (in years)............................         0.90 -- 2.50

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 7--INVESTMENTS IN EQUITY SECURITIES (CONTINUED)
    Ranges of key economic assumptions used in calculating the fair value of the retained interests in securitized assets by product type at September 30, 2001 were as follows:

                                                                               CONSUMER
                                                             ---------------------------------------------
                                                                 MANUFACTURED
                                        COMMERCIAL              HOUSING & HOME           RECREATIONAL
                                         EQUIPMENT                  EQUITY              VEHICLE & BOAT
                                    -------------------      ---------------------   ---------------------
Prepayment speed..................         6.00%--59.38%        15.60%--25.40%          21.50%--21.50%
Expected credit losses............         0.00%-- 8.08%         0.24%-- 2.77%           0.00%-- 1.51%
Weighted average discount rate....         9.00%--16.00%        13.00%--15.00%          14.00%--15.00%
Weighted average life (in
  years)..........................         0.22 -- 1.98          1.88 -- 3.79            0.16 -- 2.76

    The impact of 10 percent and 20 percent adverse changes to the key economic assumptions on the fair value of retained interests as of September 30, 2001 is shown in the following tables ($ in millions).

                                                                         CONSUMER
                                                              -------------------------------
                                                               MANUFACTURED
                                              COMMERCIAL      HOUSING & HOME    RECREATIONAL
                                              EQUIPMENT           EQUITY       VEHICLE & BOAT
                                              ----------      --------------   --------------
Prepayment speed:
  10 percent adverse change.................    $ (3.2)           $(0.9)            $(2.5)
  20 percent adverse change.................      (5.8)            (1.8)             (4.9)
Expected credit losses:
  10 percent adverse change.................     (25.0)            (0.2)             (2.2)
  20 percent adverse change.................     (50.0)            (0.4)             (4.5)
Weighted average discount rate:
  10 percent adverse change.................     (13.4)            (0.8)             (2.5)
  20 percent adverse change.................     (26.5)            (1.5)             (4.8)

    These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

    Static pool credit losses represent the sum of actual losses (life to date) and projected future credit losses, divided by the original balance of each pool of the respective assets. Actual and projected losses at September 30, 2001 for commercial equipment securitizations were 1.92%, which is a weighted average for the commercial equipment securitizations during the period.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 7--INVESTMENTS IN EQUITY SECURITIES (CONTINUED)

    The table that follows summarizes certain cash flows received from and paid to securitization trusts for the period from inception through September 30, 2001 ($ in millions).

INCEPTION THROUGH SEPTEMBER 30, 2001                               AMOUNT
------------------------------------                              --------
Proceeds from new securitizations...........................      $2,229.1
Other cash flows received on retained interests.............         105.2
Servicing fees received.....................................          22.2
Repurchases of ineligible contracts.........................         (83.4)
Reimbursable servicing advances, net........................          (4.2)
                                                                  --------
  Total, net................................................      $2,268.9
                                                                  ========

    Net charge-offs for the period from inception through September 30, 2001 and receivables past due 60 days or more at September 30, 2001 are set forth below, for both finance receivables and managed receivables. In addition to finance receivables, managed receivables include finance receivables previously securitized and still managed by us, but exclude operating leases and equity investments ($ in millions).

                                                 CHARGE-OFFS INCEPTION THROUGH SEPTEMBER 30, 2001
                                            -----------------------------------------------------------
                                               FINANCE RECEIVABLES               MANAGED RECEIVABLES
                                            -------------------------         -------------------------
                                             AMOUNT          PERCENT           AMOUNT          PERCENT
                                            --------         --------         --------         --------
Commercial............................      $   68.0           0.73%          $  115.9           0.81%
Consumer..............................          18.8           1.61%              29.1           1.35%
                                            --------                          --------
  Total...............................      $   86.8           0.83%          $  145.0           0.88%
                                            ========                          ========

                                                  PAST DUE 60 DAYS OR MORE AT SEPTEMBER 30, 2001
                                            -----------------------------------------------------------
                                               FINANCE RECEIVABLES               MANAGED RECEIVABLES
                                            -------------------------         -------------------------
                                             AMOUNT          PERCENT           AMOUNT          PERCENT
                                            --------         --------         --------         --------
Commercial............................      $  915.7           3.18%          $1,386.6           3.62%
Consumer..............................         188.2           6.01%             253.1           4.35%
                                            --------                          --------
  Total...............................      $1,103.9           3.46%          $1,639.7           3.72%
                                            ========                          ========

NOTE 8--DEBT

   The following table presents data on commercial paper borrowings ($ in millions).

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                              ----------------
Borrowings outstanding......................................     $ 8,869.2
Weighted average interest rate..............................         3.37%
Weighted average maturity...................................       31 days

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 8--DEBT (CONTINUED)

                                                               INCEPTION THROUGH
                                                              SEPTEMBER 30, 2001
                                                              -------------------
Daily average borrowings....................................       $10,057.9
Maximum amount outstanding..................................       $11,280.3
Weighted average interest rate..............................           3.81%

    The following tables present fiscal year contractual maturities of total debt of CIT at September 30, 2001 ($ in millions).

                                                             AT SEPTEMBER 30, 2001
                                                     --------------------------------------
                                                     COMMERCIAL   VARIABLE-RATE
                                                       PAPER      SENIOR NOTES      TOTAL
                                                     ----------   -------------   ---------
Due in 2002 (rates ranging from 2.70% to 5.54%)....   $8,869.2      $5,725.0      $14,594.2
Due in 2003 (rates ranging from 3.50% to 4.27%)....         --       3,889.6        3,889.6
                                                      --------      --------      ---------
  Total............................................   $8,869.2      $9,614.6      $18,483.8
                                                      ========      ========      =========

    The consolidated weighted average interest rate on variable-rate senior notes at September 30, 2001 was 3.64%.

                                                           AT SEPTEMBER 30, 2001
                                                   -------------------------------------
                                                       FIXED-RATE NOTES
                                                   -------------------------
                                                     SENIOR     SUBORDINATED     TOTAL
                                                   ----------   ------------   ---------
Due in 2002 (rates ranging from 5.50% to
  8.26%).........................................  $  2,356.4      $ 100.0     $ 2,456.4
Due in 2003 (rates ranging from 4.90% to
  8.26%).........................................     2,889.0           --       2,889.0
Due in 2004 (rates ranging from 4.41% to
  8.26%).........................................     4,391.9           --       4,391.9
Due in 2005 (rates ranging from 5.50% to
  8.26%).........................................     4,593.6           --       4,593.6
Due after 2005 (rates ranging from 3.25% to
  8.25%).........................................     2,883.0           --       2,883.0
                                                   ----------      -------     ---------
  Total..........................................  $ 17,113.9      $ 100.0     $17,213.9
                                                   ==========      =======     =========

    Fixed-rate senior and subordinated debt outstanding at September 30, 2001 mature at various dates through 2028, with interest rates ranging from 3.25% to 8.26%. The consolidated weighted-average interest rate on fixed-rate senior and subordinated debt at September 30, 2001 was 6.72%. At September 30, 2001 foreign-denominated debt (stated in U.S. dollars), which was all fixed-rate debt, totaled $1,306.1 million.

    At September 30, 2001, there remained $15.2 billion of registered, but unissued debt securities under a shelf registration statement.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 8--DEBT (CONTINUED)
    The following table represents information on unsecured committed lines of credit with 47 banks that can be drawn upon to support commercial paper borrowings at September 30, 2001 ($ in millions).

MATURITY                                                       AMOUNT
--------                                                      --------
March 2002..................................................  $4,038.0
April 2003..................................................     765.0
March 2005..................................................   3,720.0
                                                              --------
Total credit lines..........................................  $8,523.0
                                                              ========

    The credit line agreements contain clauses that permit extensions beyond the expiration dates upon written consent from the participating banks.

    Certain foreign operations utilize local financial institutions to fund operations. At September 30, 2001, local credit facilities totaled
$252.4 million, of which $133.8 million was undrawn and available.

NOTE 9--DERIVATIVE FINANCIAL INSTRUMENTS

    As part of managing the exposure to changes in market interest rates, CIT, as an end-user, enters into various interest rate swap transactions, all of which are transacted in over-the-counter markets, with other financial institutions acting as principal counterparties. CIT uses derivatives for hedging purposes only, and does not enter into derivative financial instruments for trading or speculative purposes. To ensure both appropriate use as a hedge and hedge accounting treatment, derivatives entered into are designated according to a hedge objective against a specific liability, including commercial paper, or a specifically underwritten debt issue. The notional amounts, rates, indices and maturities of CIT's derivatives are required to closely match the related terms of CIT's hedged liabilities. CIT exchanges variable-rate interest on certain debt instruments for fixed-rate amounts. These interest rate swaps are designated as cash flow hedges. CIT also exchanges fixed-rate interest on certain of its debt for variable-rate. These interest rate swaps are designated as fair value hedges.

    CIT uses foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency to the extent that local borrowings are not cost effective or available. CIT also uses foreign exchange forward contracts to hedge its net investment in foreign operations.

    The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position at September 30, 2001.

                                       NOTIONAL AMOUNT
         INTEREST RATE SWAPS             IN MILLIONS                    COMMENTS
         -------------------           ---------------                  --------
Floating to fixed-rate swaps               $5,672.0      Effectively converts the interest rate
                                                         on an equivalent amount of commercial
                                                         paper and variable-rate notes to a
                                                         fixed rate.

Fixed to floating-rate swaps                1,220.7      Effectively converts the interest rate
                                                         on an equivalent amount of fixed-rate
                                                         notes to a variable rate.
                                           --------
Total interest rate swaps                  $6,892.7
                                           ========

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 9--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as hedges of future cash flows at September 30, 2001 are presented in the following table ($ in millions).

                                            ADJUSTMENT OF
                                            FAIR VALUE OF   INCOME TAX   TOTAL UNREALIZED
                                             DERIVATIVES     EFFECTS        LOSS (GAIN)
                                            -------------   ----------   -----------------
Balance at June 1, 2001...................     $   --         $   --          $   --
Changes in values of derivatives
  qualifying as cash flow hedges..........      102.3          (38.9)           63.4
                                               ------         ------          ------
Balance at September 30, 2001.............     $102.3         $(38.9)         $ 63.4
                                               ======         ======          ======

    Assuming no change in interest rates, $13.5 million is expected to be reclassified to earnings in fiscal 2002 as contractual cash payments are made. For the period from inception through September 30, 2001, the ineffective portion of changes in the fair value of cash flow hedges amounted to $3.9 million and has been recorded as a reduction to interest expense.

    CIT had cross-currency swaps with a notional principal amount of $1.7 billion at September 30, 2001. The swaps hedge foreign currency and interest rate risk and have maturities ranging from fiscal 2002 to 2024 that correspond with the terms of the hedged debt. CIT had foreign currency exchange forward contracts with a notional principal amount of $3.3 billion at September 30, 2001, with maturities ranging from fiscal 2002 to 2006, to hedge foreign currencies.

    CIT is exposed to credit risk to the extent that the counterparty fails to perform under the terms of a derivative instrument. This risk is measured as the market value of interest rate swaps or foreign exchange forwards with a positive fair value, which totaled $307.5 million at September 30, 2001, reduced by the effects of master netting agreements as presented in Note 20--"Fair Values of Financial Instruments." CIT manages this credit risk by requiring that all derivative transactions be conducted with counterparties rated investment grade by nationally recognized rating agencies, with the majority of the counterparties rated "AA" or higher, and by setting limits on the exposure with any individual counterparty. Accordingly, counterparty credit risk at September 30, 2001 is not considered significant.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 9--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
    The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid, of U.S. dollar interest rate swaps at September 30, 2001 ($ in millions).

                                      FLOATING TO FIXED-RATE                     FIXED TO FLOATING-RATE
                              --------------------------------------       ----------------------------------
MATURITY                                        WEIGHTED AVERAGE                         WEIGHTED AVERAGE
--------                                     -----------------------                  -----------------------
YEARS ENDING                  NOTIONAL       RECEIVE          PAY          NOTIONAL   RECEIVE          PAY
SEPTEMBER 30,                  AMOUNT          RATE           RATE          AMOUNT      RATE           RATE
-------------                 --------       --------       --------       --------   --------       --------
2002........................  $2,035.0         3.03%          6.35%        $   20.0     7.54%          3.47%
2003........................   1,590.5         3.09           6.52            429.4     6.87           3.40
2004........................     384.8         3.28           5.73            313.5     7.15           5.04
2005........................     215.1         2.92           5.23            257.8     6.92           4.79
2006........................     103.7         2.95           5.18               --       --             --
2007 - Thereafter...........     859.2         3.02           5.67            200.0     5.92           2.52
                              --------                                     --------
  Total.....................  $5,188.3         3.06           6.17         $1,220.7     6.81           3.97
                              ========                                     ========

    In addition, at September 30, 2001, CIT had outstanding interest rate swaps denominated in various foreign currencies that converted floating-rate debt to fixed-rate debt. The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid, of foreign currency interest rate swaps at September 30, 2001 ($ in millions).

                                                               WEIGHTED AVERAGE
                                                 NOTIONAL   -----------------------
FOREIGN CURRENCY                                  AMOUNT    RECEIVE RATE   PAY RATE   MATURITY RANGE
----------------                                 --------   ------------   --------   --------------
Canadian Dollar................................   371.2         4.09%        6.21%       2002-2005
Australian Dollar..............................    94.1         4.89         6.40        2002-2004
British Pound..................................    14.6         4.48         5.43        2002-2024
Italian Lira...................................     3.8         4.31         3.56        2002-2002

    All rates were those in effect at September 30, 2001. Variable rates are based on the contractually determined rate or other market rate indices and may change significantly, affecting future cash flows.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 9--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)

    The following table presents the maturity, notional principal amounts of foreign exchange forwards, cross currency swaps and bond forwards at September 30, 2001 ($ in millions).

                                                                 NOTIONAL AMOUNT
MATURITY                                                ---------------------------------
YEARS ENDED                                             FOREIGN EXCHANGE   CROSS-CURRENCY
SEPTEMBER 30,                                               FORWARDS           SWAPS
-------------                                           ----------------   --------------
2002..................................................      $1,918.7          $  (19.1)
2003..................................................       1,174.4             113.6
2004..................................................         144.8              95.5
2005..................................................           0.4           1,368.8
2006..................................................          12.4              61.8
2007 - Thereafter.....................................            --             106.5
                                                            --------          --------
  Total...............................................      $3,250.7          $1,727.1
                                                            ========          ========

    TCH had no financial derivative activity until the acquisition of CIT Group Inc. on June 1, 2001.

NOTE 10--PREFERRED CAPITAL SECURITIES

    In February 1997, CIT Capital Trust I (the "Trust"), a wholly-owned subsidiary of CIT, issued in a private offering $250.0 million liquidation value of 7.70% Preferred Capital Securities (the "Capital Securities"), which were subsequently registered with the Securities and Exchange Commission pursuant to an exchange offer. Each capital security was recorded at the liquidation value of $1,000. The Trust subsequently invested the offering proceeds in $250.0 million principal amount Junior Subordinated Debentures (the "Debentures") of CIT, having identical rates and payment dates. The Debentures of CIT represent the sole assets of the Trust. Holders of the Capital Securities are entitled to receive cumulative distributions at an annual rate of 7.70% through either the redemption date or maturity of the Debentures (February 15, 2027). Both the Capital Securities issued by the Trust and the Debentures of CIT owned by the Trust are redeemable in whole or in part on or after February 15, 2007 or at any time in whole upon changes in specific tax legislation, bank regulatory guidelines or securities law at the option of CIT at their liquidation value or principal amount. The securities are redeemable at a specified premium through February 15, 2007, at which time the redemption price will be at par, plus accrued interest. Distributions by the Trust are guaranteed by CIT to the extent that the Trust has funds available for distribution. CIT records distributions payable on the Capital Securities as an operating expense in the Consolidated Statements of Income. The Capital Securities were valued at $260.0 million on June 1, 2001, the date of acquisition by Parent.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 11--OTHER REVENUE

    The following table sets forth the components of other revenue ($ in millions).

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
Fees and other income.......................................      $212.3
Factoring commissions.......................................        50.7
Gains on securitizations....................................        59.0
Gains on sales of leasing equipment.........................        14.2
Gains (losses) on venture capital investments...............        (1.1)
Special write-down of equity investments....................          --
                                                                  ------
  Total.....................................................      $335.1
                                                                  ======

NOTE 12--SALARIES AND GENERAL OPERATING EXPENSES

   The following table sets forth the components of salaries and general operating expenses (excluding goodwill amortization) ($ in millions).

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
Salaries and employee benefits..............................      $204.7
Other operating expenses....................................       143.9
                                                                  ------
  Total.....................................................      $348.6
                                                                  ======

NOTE 13--INCOME TAXES

    The effective tax rate varied from the statutory federal corporate income tax rate as follows.

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
                                                              PERCENTAGE OF
                                                              PRETAX INCOME
Federal income tax rate.....................................        35.0%
Increase due to:
  Goodwill amortization.....................................         6.1
  Foreign income taxes......................................         0.1
  State and local income taxes, net of federal income tax
    benefit.................................................         3.4
  Other.....................................................         1.2
                                                                  ------
Effective tax rate..........................................        45.8%
                                                                  ======

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 13--INCOME TAXES (CONTINUED)
    The provision for income taxes is comprised of the following ($ in millions):

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
Current federal income tax provision........................      $   --
Deferred federal income tax provision.......................       107.5
                                                                  ------
  Total federal income taxes................................       107.5
Foreign income taxes........................................        31.4
State and local income taxes................................        18.2
                                                                  ------
  Total provision for income taxes..........................      $157.1
                                                                  ======

    The tax effects of temporary differences that give rise to significant portions of the deferred federal and foreign income tax assets and liabilities are presented below.

                                                              AT SEPTEMBER 30,
                                                                    2001
                                                              ----------------
Assets:
  Accrued liabilities and reserves..........................      $ 513.3
  Net operating loss carryforwards..........................        127.7
  Alternative minimum tax...................................           --
  Provision for credit losses...............................         83.1
  Loan origination fees.....................................         11.8
  Other.....................................................        159.8
                                                                  -------
    Total deferred tax assets...............................        895.7
                                                                  -------
Liabilities:
  Leasing transactions......................................       (508.9)
  Market discount income....................................       (245.8)
  Other.....................................................           --
                                                                  -------
    Total deferred tax liabilities..........................       (754.7)
                                                                  -------
Net deferred tax asset......................................      $ 141.0
                                                                  =======

    Included in the accrued liabilities and payables caption in the Consolidated Balance Sheets are state and local deferred tax liabilities of $99.2 million at September 30, 2001, arising from the temporary differences shown in the above tables.

    At September 30, 2001 CIT had $336.8 million of net operating losses available for tax purposes to offset future taxable income arising from the reversal of deferred income tax liabilities. These net operating tax losses arise principally from temporary differences relating to depreciation and restructuring charges. Net operating losses pertaining to the Canadian operations of $98.0 million expire at various dates through the year 2007. Net operating losses pertaining to the U.S. operations of $238.5 million expire at various dates through the year 2020.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 14--POSTRETIREMENT AND OTHER BENEFIT PLANS

RETIREMENT AND POSTRETIREMENT MEDICAL AND LIFE INSURANCE BENEFIT PLANS

    Certain employees of CIT who have completed one year of service and are 21 years of age or older participate in The CIT Group, Inc. Retirement Plan (the "Plan"). The retirement benefits under the Plan are based on the employee's age, years of benefit service, and a percentage of qualifying compensation. Plan assets consist of marketable securities, including common stock and government and corporate debt securities. CIT funds the Plan to the extent it qualifies for an income tax deduction. Such funding is charged to salaries and employee benefits expense.

    CIT also provides certain health care and life insurance benefits to eligible retired employees. Salaried participants generally become eligible for retiree health care benefits after reaching age 55 with 10 years of benefit service and 11 years of medical plan participation. Generally, the medical plans pay a stated percentage of most medical expenses reduced by a deductible as well as by payments made by government programs and other group coverage. The plans are funded on a pay as you go basis.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 14--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)
    The following tables set forth the change in obligations, plan assets and funded status of the plans as well as the net periodic benefit cost ($ in millions).

                                                                  RETIREMENT
                                                                   BENEFITS
                                                              ------------------
                                                              INCEPTION THROUGH
                                                              SEPTEMBER 30, 2001
                                                              ------------------
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligation at beginning of period...................        $   --
Benefit obligation assumed in connection with the
  acquisition of CIT........................................         141.7
Service cost................................................           4.0
Interest cost...............................................           4.3
Actuarial gain..............................................          (1.8)
Plan settlements............................................          (6.8)
Benefits paid...............................................          (1.2)
                                                                    ------
Benefit obligation at end of period.........................        $140.2
                                                                    ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of period............        $   --
Fair value of plan assets assumed in connection with the
  acquisition of CIT........................................         138.3
Actual return on plan assets................................         (12.2)
Plan settlements............................................          (6.8)
Benefits paid...............................................          (1.2)
Administrative expenses paid................................          (0.2)
Employer contributions......................................           2.7
                                                                    ------
Fair value of plan assets at end of period..................        $120.6
                                                                    ======
RECONCILIATION OF FUNDED STATUS
Funded status...............................................        $(19.6)
Unrecognized net gain.......................................          (6.9)
                                                                    ------
Accrued benefit cost........................................        $(26.5)
                                                                    ======

WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate...............................................          7.50%
Rate of compensation increase...............................          4.50%
Expected return on plan assets..............................         10.00%

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost................................................        $  4.0
Interest cost...............................................           4.3
Expected return on plan assets..............................          (4.5)
                                                                    ------
Total net periodic expense..................................        $  3.8
                                                                    ======

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 14--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)

                                                                POSTRETIREMENT
                                                                   BENEFITS
                                                              ------------------
                                                              INCEPTION THROUGH
                                                              SEPTEMBER 30, 2001
                                                              ------------------
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligation at beginning of period...................        $   --
Benefit obligation assumed in connection with the
  acquisition of CIT........................................          36.9
Service cost................................................           0.4
Interest cost...............................................           0.9
Actuarial loss..............................................           2.2
Benefits paid...............................................          (0.9)
                                                                    ------
Benefit obligation at end of period.........................        $ 39.5
                                                                    ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of period............        $   --
Benefits paid...............................................          (0.9)
Employer contributions......................................           0.9
                                                                    ------
Fair value of plan assets at end of period..................        $   --
                                                                    ======
RECONCILIATION OF FUNDED STATUS
Funded status...............................................        $(39.5)
                                                                    ------
Accrued benefit cost........................................        $(39.5)
                                                                    ======

WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate...............................................          7.50%
Rate of compensation increase...............................          4.50%

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost................................................        $  0.4
Interest cost...............................................           0.9
                                                                    ------
Total net periodic expense..................................        $  1.3
                                                                    ======

    For the period ended September 30, 2001, the assumed health care cost trend rates decline to an ultimate level of 5.00% in 2008 for all retirees.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 14--POSTRETIREMENT AND OTHER BENEFIT PLANS (CONTINUED)
    Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in assumed health care cost trend rates would have the following effects ($ in millions).

                                                                POSTRETIREMENT
                                                                   BENEFITS
                                                              ------------------
                                                              INCEPTION THROUGH
                                                              SEPTEMBER 30, 2001
                                                              ------------------
EFFECT OF ONE-PERCENTAGE POINT INCREASE ON:
Period end benefit obligation...............................        $ 1.2
Total of service and interest cost components...............        $ 0.1

EFFECT OF ONE-PERCENTAGE POINT DECREASE ON:
Period end benefit obligation...............................        $(1.1)
Total of service and interest cost components...............        $(0.1)

SAVINGS INCENTIVE PLAN

    Certain employees of CIT participate in The CIT Group Holdings, Inc. Savings Incentive Plan. This plan qualifies under section 401(k) of the Internal Revenue Code. CIT's expense is based on specific percentages of employee contributions and plan administrative costs and aggregated $5.2 million for the period from inception through September 30, 2001.

NOTE 15--LEASE COMMITMENTS

    The following table presents future minimum rentals under noncancellable long-term lease agreements for premises and equipment at September 30, 2001 ($ in millions).

YEARS ENDED SEPTEMBER 30,                                      AMOUNT
-------------------------                                     --------
2002........................................................   $ 60.3
2003........................................................     58.6
2004........................................................     52.7
2005........................................................     47.3
2006........................................................     40.8
Thereafter..................................................     93.2
                                                               ------
  Total.....................................................   $352.9
                                                               ======

    In addition to fixed lease rentals, leases generally require payment of maintenance expenses and real estate taxes, both of which are subject to rent escalation provisions. Minimum payments have not been reduced by minimum sublease rentals of $47.3 million due in the future under noncancellable subleases.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 15--LEASE COMMITMENTS (CONTINUED)

    Rental expense, net of sublease income on premises and equipment, was as follows ($ in millions).

                                                               INCEPTION THROUGH
                                                              SEPTEMBER 30, 2001
                                                              -------------------
Premises....................................................         $14.8
Equipment...................................................           3.0
Less sublease income........................................          (2.7)
                                                                     -----
  Total.....................................................         $15.1
                                                                     =====

NOTE 16--LEGAL PROCEEDINGS

    In the ordinary course of business, there are various legal proceedings pending against CIT. Management believes that the aggregate liabilities, if any, arising from such actions will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of CIT.

NOTE 17--COMMITMENTS AND CONTINGENCIES

    In the normal course of meeting the financing needs of its customers, CIT enters into various credit-related commitments. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the Consolidated Balance Sheets. To minimize potential credit risk, CIT generally requires collateral and other credit-related terms and conditions from the customer. At the time credit-related commitments are granted, the fair value of the underlying collateral and guarantees typically approximates or exceeds the contractual amount of the commitment. In the event a customer defaults on the underlying transaction, the maximum potential loss will generally be limited to the contractual amount outstanding less the value of all underlying collateral and guarantees.

    The accompanying table summarizes the contractual amounts of credit-related commitments ($ in millions).

                                                             AT SEPTEMBER 30, 2001
                                                       ---------------------------------
                                                          DUE TO EXPIRE
                                                       -------------------      TOTAL
                                                        WITHIN     AFTER     OUTSTANDING
                                                       ONE YEAR   ONE YEAR      2001
                                                       --------   --------   -----------
Unused commitments to extend credit:
  Financing and leasing assets.......................  $1,997.4    $389.4      $2,386.8
Letters of credit and acceptances:
  Standby letters of credit..........................     267.3        --         267.3
  Other letters of credit............................     365.5       1.5         367.0
  Acceptances........................................       9.1        --           9.1
Guarantees...........................................     714.5        --         714.5

    During 2001, CIT entered into an agreement with The Boeing Company to purchase 25 aircraft at a cost of approximately $1.3 billion, with options to purchase an additional five units. Deliveries are scheduled to take place from 2003 through 2005. Previously, CIT entered into agreements with both Airbus Industrie and The Boeing Company to purchase a total of 88 aircraft (at an estimated cost of

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 17--COMMITMENTS AND CONTINGENCIES (CONTINUED) approximately $5 billion), with options to acquire additional units, and with the flexibility to delay or terminate certain positions. Deliveries of these new aircraft are scheduled to take place over a five-year period, which started in the fourth quarter of calendar year 2000 and runs through 2005. As of September 30, 2001, nine aircraft have been delivered. Outstanding commitments to purchase aircraft, rail and other equipment to be placed on operating lease totaled approximately $5.3 billion at September 30, 2001. A total of $901.2 million relates to fiscal 2002, of which $840.2 million have agreements in place to lease to third parties.

NOTE 18--FAIR VALUES OF FINANCIAL INSTRUMENTS

    SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure of the estimated fair value of CIT's financial instruments, excluding leasing transactions accounted for under SFAS 13. The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument, assuming adequate market liquidity. Because no established trading market exists for a significant portion of CIT's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involving uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions or estimation methods may significantly affect the estimated fair values. Because of these limitations, management provides no assurance that the estimated fair values presented would necessarily be realized upon disposition or sale.

    Actual fair values in the marketplace are affected by other significant factors, such as supply and demand, investment trends and the motivations of buyers and sellers, which are not considered in the methodology used to determine the estimated fair values presented. In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of future business transactions and the value of assets and liabilities that are part of CIT's overall value but are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include customer base, operating lease equipment, premises and equipment, assets received in satisfaction of loans, and deferred tax balances. In addition, tax effects relating to the unrealized gains and losses (differences in estimated fair values and carrying values) have not been considered in these estimates and can have a significant effect on fair value estimates. The carrying amounts for cash and cash equivalents approximate fair value because they have short maturities and do not present significant credit risks. Credit-related commitments, as disclosed in Note 17--"Commitments and Contingencies", are primarily short-term floating-rate contracts whose terms and conditions are individually negotiated, taking into account the creditworthiness of the customer and the nature, accessibility and quality of the collateral and guarantees. Therefore, the fair value of credit-related commitments, if exercised, would approximate their contractual amounts.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 18--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    Estimated fair values, recorded carrying values and various assumptions used in valuing CIT's financial instruments at September 30, 2001 are set forth below ($ in millions).

                                                               AT SEPTEMBER 30, 2001
                                                              -----------------------
                                                                 ASSET (LIABILITY)
                                                              -----------------------
                                                               CARRYING    ESTIMATED
                                                                VALUE      FAIR VALUE
                                                              ----------   ----------
Finance receivables--loans(1)...............................  $23,226.2    $23,683.9
Finance receivables held for sale...........................    2,014.9      2,014.9
Other assets(2).............................................    2,474.8      2,474.8
Commercial paper(3).........................................   (8,869.2)    (8,869.2)
Fixed-rate senior notes and subordinated fixed-rate
  notes(4)..................................................  (17,471.4)   (17,937.9)
Variable-rate senior notes(4)...............................   (9,672.9)    (9,658.5)
Credit balances of factoring clients and other
  liabilities(4)(5).........................................   (4,029.1)    (4,029.1)
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely debentures
  of the Company(6).........................................     (260.0)      (260.0)
Derivative financial instruments:(7)
  Interest rate swaps, net..................................     (243.5)      (243.5)
  Cross-currency swaps, net.................................       93.0         93.0
  Foreign exchange forwards, net............................      111.8        111.8

------------------------

(1) The fair value of performing fixed-rate loans was estimated based upon a present value discounted cash flow analysis, using interest rates that were being offered at the end of the year for loans with similar terms to borrowers of similar credit quality. Discount rates used in the present value calculation range from 7.26% to 8.57%. The maturities used represent the average contractual maturities adjusted for prepayments. For floating-rate loans that reprice frequently and have no significant change in credit quality, fair value approximates carrying value. The net carrying value of lease finance receivables not subject to fair value disclosure totaled $8.2 billion.

(2) Other assets subject to fair value disclosure include accrued interest receivable, retained interests in securitizations and investment securities. The carrying amount of accrued interest receivable approximates fair value. Investment securities actively traded in a secondary market were valued using quoted available market prices. Investments not actively traded in a secondary market were valued based upon recent selling price or present value discounted cash flow analysis. The carrying value of other assets not subject to fair value disclosure totaled $1,795.9 million at September 30, 2001.

(3) The estimated fair value of commercial paper approximates carrying value due to the relatively short maturities.

(4) The carrying value of fixed-rate senior notes and subordinated fixed-rate notes includes $257.5 million of accrued interest at September 30, 2001.
    The variable-rate senior notes include $58.3 million of accrued interest at September 30, 2001. These amounts are excluded from the other liabilities balances in this table. Fixed-rate notes were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates for issuances by CIT of similar term debt at the end of the year. Discount rates used in the present value calculation ranged from 2.59% to 5.89%.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 18--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
(5) The estimated fair value of credit balances of factoring clients approximates carrying value due to their short settlement terms. Other liabilities include accrued liabilities and deferred federal income taxes. Accrued liabilities and payables with no stated maturities have an estimated fair value that approximates carrying value. The carrying value of other liabilities not subject to fair value disclosure totaled $169.2 million.

(6) Company-obligated mandatorily redeemable preferred capital securities of subsidiary trust holding solely debentures of the Company were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates of similar issuances at the end of the year.

(7) CIT enters into derivative financial instruments for hedging purposes only. The estimated fair values are obtained from dealer quotes and represent the net amount receivable or payable to terminate the agreement, taking into account current market interest rates and counter-party credit risk. See
    Note 10--"Derivative Financial Instruments" for notional principal amounts associated with the instruments.

NOTE 19--CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   CIT and Tyco have agreed that CIT and Tyco will not engage in transactions, including finance, underwriting and asset management and servicing transactions, unless the transactions are at arm's-length and for fair value. In particular, they have agreed that CIT will have sole discretion and decision-making authority where CIT is underwriting, managing and servicing assets in transactions originated through Tyco. CIT and Tyco have also agreed on a limitation of dividends and distributions from CIT to Tyco, calculated generally based on the net income of CIT, and that CIT will at all times maintain its books, records and assets separately from Tyco.

    On September 26, 2001, certain subsidiaries of Tyco sold receivables totaling $318.0 million to CIT in a factoring transaction for $297.8 million in cash. The difference of $20.2 million represents a holdback of $15.9 million and a discount of $4.3 million (fee income which will be recognized by CIT as income over the term of the transaction).

    Certain of CIT's operating expenses, such as third-party consulting and legal fees, are paid by Tyco and then subsequently billed to CIT. As of September 30, 2001, CIT has an outstanding payable to subsidiaries of Tyco of $7.6 million related primarily to these charges. Tyco made cash capital contributions to TCH aggregating $857.0 million during the period from inception through September 30, 2001.

    TCH's historical financial activity is comprised of intercompany debt activity with Tyco, and TCH also facilitated the delivery of Tyco common shares on redemption of CIT Exchangeco shares. As of September 30, 2001, TCH had outstanding $5.0 billion of debt payable to affiliates of Tyco under a master loan agreement with interest rates ranging from 5.63% to 6.25%, maturing over a range of 5 to 20 years. The weighted average interest rate at September 30, 2001 was 6.02%. Interest expense for the period ended September 30, 2001 was $100.9 million. TCH also had receivables from affiliates of Tyco totaling
$362.7 million with interest rates of 5.07% at September 30, 2001. In addition, TCH had an investment of $161.7 million in its balance sheet as of September 30, 2001, related to the common shares to be used to fulfill the redemption of CIT Exchangeco shares.

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 20--BUSINESS SEGMENT INFORMATION

MANAGEMENT'S POLICY IN IDENTIFYING REPORTABLE SEGMENTS

    CIT's reportable segments are comprised of strategic business units aggregated into segments based upon the commonality of their products, customers, distribution methods, operations and servicing, and the nature of their regulatory environment.

TYPES OF PRODUCTS AND SERVICES

    CIT has four reportable segments: Equipment Financing and Leasing, Specialty Finance, Commercial Finance and Structured Finance. Equipment Financing and Leasing, Specialty Finance and Structured Finance offer secured lending and leasing products to midsize and larger companies across a variety of industries, including aerospace, construction, rail, machine tool, business aircraft, technology, manufacturing and transportation. The Commercial Finance segment offers secured lending and receivables collection as well as other financial products to small and midsize companies. These include secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing and factoring, debtor-in-possession and turnaround financing. The Specialty Finance segment also offers home equity products to consumers primarily through a network of brokers and correspondents. The Specialty Finance segment resulted from the combination of the former Vendor Technology Finance and Consumer segments in fiscal 2001, consistent with how activities are reported internally to management. CIT has reclassified comparative prior period information to reflect this change. Also in fiscal 2001, CIT transferred financing and leasing assets from Equipment Financing to Specialty Finance. Prior year segment balances have not been restated to conform to the current year asset transfers as it is impractical to do so.

SEGMENT PROFIT AND ASSETS

    Because CIT generates a majority of its revenue from interest, fees and asset sales, management relies primarily on operating revenues to assess the performance of the segment. CIT also evaluates segment performance based on profit after income taxes, as well as asset growth, credit risk management and other factors.

    The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated managed assets total at or for the period from inception through September 30, 2001. Goodwill amortization is allocated to Corporate and Other ($ in millions).

                                         EQUIPMENT                                                       CORPORATE
                                       FINANCING AND   SPECIALTY   COMMERCIAL   STRUCTURED     TOTAL        AND
                                          LEASING       FINANCE     FINANCE      FINANCE     SEGMENTS      OTHER     CONSOLIDATED
                                       -------------   ---------   ----------   ----------   ---------   ---------   ------------
AT SEPTEMBER 30, 2001
Operating margin.....................        256.9         310.5       163.9         44.2        775.5       74.3         849.8
Income taxes.........................         55.5          59.1        41.8         10.5        166.9       (9.8)        157.1
Net income...........................        105.4         106.4        62.2         19.8        293.8     (111.9)        181.9
Total financing and leasing assets...     16,109.1      12,791.1     8,657.1      3,171.9     40,729.2         --      40,729.2
Total managed assets.................     20,573.9      18,474.2     8,657.1      3,171.9     50,877.1         --      50,877.1

    Finance income and other revenues derived from United States based financing and leasing assets were $1,644.7 million for the period from inception through September 30, 2001. Finance income and

                  TYCO CAPITAL HOLDING, INC. AND SUBSIDIARIES

NOTE 20--BUSINESS SEGMENT INFORMATION (CONTINUED) other revenues derived from foreign based financing and leasing assets were $366.9 million for the period from inception through September 30, 2001.

NOTE 21--ACCOUNTING CHANGE--GOODWILL AMORTIZATION

    Effective October 1, 2001, the beginning of CIT's fiscal year 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill is no longer amortized but instead will be assessed for impairment annually, or when circumstances indicate a possible impairment. Under the transition provisions of SFAS No. 142, as of October 1, 2001, there was no goodwill impairment.

    The following table sets forth a reconciliation of previously reported net income to pro forma net income excluding goodwill amortization ($ in millions):

                                                                INCEPTION
                                                                 THROUGH
                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
Income as reported..........................................      $181.9
Goodwill amortization, after-tax............................        55.8
                                                                  ------
Pro forma net income........................................      $237.7
                                                                  ======